Exhibit 10.3

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of May 6, 2025 (the “Effective Date”), is by and between Starz Entertainment, LLC, a Colorado limited liability company (“Starz”), and Lions Gate Entertainment Inc., a Delaware corporation (“LG”). Starz and LG may be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Lionsgate Studios Corp. and Lions Gate Entertainment Corp. (to be renamed Starz Entertainment Corp.), inter alia, contemplate entering into a Separation Agreement (“Separation Agreement”) pursuant to which Lionsgate Studios Corp. and Starz Entertainment Corp. will each become an independent, separately traded public company (the “Spin-Off”) as of the Effective Date (as defined in the Separation Agreement) (the “Spin-Off Date”); and

WHEREAS, in connection with the Spin-Off, and in order to provide for an orderly transition under the separation agreement and the arrangement agreement, it will be necessary for each of the Parties to provide to the other the Services described herein for a transitional period.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto, intending to be bound legally, agree as follows:

ARTICLE I

ENGAGEMENT AND SERVICES

1.01 LG-Provided Services. Beginning on the Spin-Off Date and continuing for the duration as set forth in Schedule 1, LG shall provide to Starz, or shall cause its Performing Personnel (as defined below), subject to Section 1.04(d), to provide to Starz (a) the services set forth on Schedule 1 attached hereto (the “Initial LG Services”), (b) upon request by Starz, in the event that Starz determines after the Effective Date that there are services that are not listed on Schedule 1 that were provided to Starz for at least four months during the twelve (12) month period prior to the Effective Date by LG or its Affiliates (each, an “Historical LG Service”), such Historical LG Services in accordance with the standards set forth in Section 1.04(a) of this Agreement as soon as reasonably practicable for a period to be mutually agreed to by the Parties, negotiating in good faith, and otherwise in accordance with this Agreement, and at a cost to be mutually negotiated in good faith, and (c) upon request by Starz, any additional services mutually agreed to by the Parties (each, an “Additional LG Service”, and together with the Initial LG Services and the Historical LG Services, the “LG-Provided Services”) at a cost and on such other terms and conditions as may be mutually agreed to by the Parties. Schedule 1 will be amended by the Parties to reflect the provision of any such Additional LG Services and/or Historical LG Services in accordance with this Section 1.01.

1.02 Starz-Provided Services. Beginning on the Spin-Off Date and continuing for the duration as set forth in Schedule 2, Starz shall provide to LG, or shall cause its Performing Personnel, subject to Section 1.04(d), to provide to LG (a) the services set forth on Schedule 2 attached hereto (the “Initial Starz Services”), (b) upon request by LG, in the event that LG determines after the Effective Date that there are services that are not listed on Schedule 2 that were provided to LG for at least four months during the twelve (12) month period prior to the Effective Date by Starz or its Affiliates (each, an “Historical Starz Service”), such Historical Starz Services in accordance with the standards set forth in Section 1.04(a) of this Agreement as soon as reasonably practicable for a period to be mutually agreed to by the Parties, negotiating in good faith, and otherwise in accordance with this Agreement, and at a cost to be mutually negotiated in good faith, and (c) upon request by LG, any additional services mutually agreed to by the Parties (each, an “Additional Starz Service”, and together with the Initial LG Services and the Historical LG Services, the “Starz-Provided Services”) at a cost and on such other terms and conditions as may be mutually agreed to by the Parties. Schedule 2 will be amended by the Parties to reflect the provision of any such Additional Starz Services and/or Historical Services in accordance with this Section 1.02.

1.03 Affiliates, Services, Performing Party and Receiving Party. For purposes of this Agreement,

(a)

“Affiliate” means, with respect to any Party, any other person, corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity controlled by such first Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Party, whether through the ownership of voting securities or voting interests, by contract, or otherwise.

(b)	“Receiving Party” means the Party receiving the Services, as the context requires.

(c)	“Performing Party” means the Party performing the Services, as the context requires.

(d)	“Services” means, with respect to LG, the LG-Provided Services and, with respect to Starz, the Starz-Provided Services, as the context requires.

1.04 Performance, Responsibilities, Privilege.

(a)

Each Performing Party shall perform, or cause to be performed, its Services in good faith in substantially the same manner (including degree of care, skill and diligence) as the historical provision of such Services by such Performing Party or any of its Affiliates (to the extent such Services were performed by such Performing Party or any of its Affiliates prior to the Spin-Off Date) and otherwise in a commercially reasonable manner. Without limiting and in addition to the foregoing, the Performing Party shall perform its Services promptly and in an accurate, complete, professional and workmanlike manner.

(b)

Each Performing Party shall promptly notify the Receiving Party of any material problems that have occurred or are reasonably anticipated to occur that would reasonably be expected to materially adversely affect such Performing Party’s ability to provide its corresponding Services and in such case the Parties shall work together in good faith (including, on the part of such Performing Party, using commercially reasonable efforts) to remedy any such problems. The Parties will use good faith, commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

(c)

Except as expressly provided in Article II, each Performing Party shall be solely responsible for all expenses incurred in connection with performing its respective Services or otherwise performing its obligations under this Agreement. Except as otherwise provided in this Agreement (including Article II and Section 4.04), each Party shall be solely responsible for all costs, expenses and liabilities of any nature whatsoever suffered or incurred in connection with its business operations.

(d)

All personnel employed, engaged or otherwise furnished by each Performing Party in connection with performing its Services will be the employees, agents, or subcontractors of the Performing Party or its Affiliates, as the case may be (the “Performing Personnel”). To the extent that the Performing Party uses subcontractors, the Performing Party shall generally use (as necessary) the subcontractors utilized by the Performing Party at any time in the 12 months prior to the Spin-Off Date in connection with its own business or in connection with providing services to the Receiving Party. However, the Performing Party may add, remove, or change subcontractors, or specific technology or configurations if such changes are necessary to provide consistent high-quality service to itself and the Receiving Party, provided that (i) prior to any such changes, the Performing Party shall use reasonable efforts to provide written notice to the Receiving Party, (ii) if the Out-of-Pocket Costs associated with such changes are anticipated to exceed the historical costs of such subcontracted Services to the recipient thereof in the twelve (12) months prior to the Spin-Off Date, then the Performing Party will discuss such situation with the Receiving Party in good faith, (iii) such changes will not materially affect the nature, quality, frequency and standard of care at which the Services are provided and (iv) the Receiving Party may, for legitimate business purposes (e.g., confidentiality concerns, a pending or past commercial dispute, etc.), object to the use of a particular subcontractor by Performing Party if such subcontractor was not engaged in providing services to the Receiving Party prior to the Spin-Off Date, and if Receiving Party does so object then the Parties will work together to identity a different suitable subcontractor. As between the Parties, the Performing Party will be responsible for the performance, compensation and supervision of its Performing Personnel and for any breach by the Performing Personnel of the terms of this Agreement. None of the Performing Personnel is entitled to or eligible for, and the Receiving Party shall not provide, any benefits that the Receiving Party may make available to its employees, including without limitation health insurance benefits, workers’ compensation, paid vacation, profit-sharing, retirement, or any other fringe benefits. Because the Performing Party is an independent contractor, the Receiving Party shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of any of the Performing Personnel.

(e)

Each Receiving Party hereby acknowledges and agrees that the obligations of the Performing Party hereunder are exclusively the Performing Party’s obligations and are not guaranteed directly or indirectly by the Performing Party’s stockholders, members, directors, managers, officers, Affiliates, managers, agents or any other person. Subject to the terms of this Agreement, the Receiving Party agrees to look solely to the Performing Party for the enforcement of performance of any obligations hereunder and covenants not to sue or otherwise seek to enforce this Agreement against any party other than (i) the Performing Party, (ii) the Performing Personnel, but solely to the extent of damages caused by willful misconduct, property damage or bodily injury or (iii) the Performing Party’s successors or assigns.

(f)

With respect to any Services that Performing Personnel who are attorneys render to the Receiving Party pursuant to this Agreement, the Parties agree it is their mutual intention that (i) each such attorney who renders such Services shall be acting as counsel to the Receiving Party with respect to such Services, (ii) any communications between any such attorney and the Receiving Party in connection with such Services shall, to the fullest extent permitted by applicable law, be confidential and privileged communications and (iii) the Receiving Party shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any confidential and privileged communications in connection with such Services.

1.05 Books and Records. Through the five (5) years following the expiration or earlier termination of this Agreement, each Performing Party will maintain books and records, in reasonable detail in accordance with its standard business practices, with respect to the provision of its Services pursuant to this Agreement, including records supporting Out-of-Pocket Costs as set forth in Section 2.01(a) below (collectively, “Supporting Records”). Each Party will provide to the other and its respective duly authorized representatives, agents, and attorneys, reasonable access to all of their respective Supporting Records during business hours upon request after reasonable advance notice in connection with such Services.

1.06 Ownership of IP. Each Party shall retain exclusive ownership of, and all right, title, and interest in and to any Intellectual Property (as defined below), information technology or other technology and any and all data or content that such Party supplies to any other Party or such other Party’s Affiliates in connection with this Agreement, and each Party shall hold such information of the other Party in confidence and only use such information as necessary to fulfill its obligations or exploit its rights hereunder. Other than as set forth in Section 1.07, nothing in this Agreement shall be deemed to convey to a Party any rights in or to the Intellectual Property of the other Party or its Affiliates. “Intellectual Property” means all intellectual property and proprietary rights arising from any of the following, as they exist anywhere in the world, whether registered or unregistered: (a) all patents, patentable inventions and other patent rights, including all reissues, divisions, divisionals, provisionals, continuations and continuations-in-part, renewals, extensions, reexaminations, utility models, design patents, certificates of invention and all documents and filings claiming priority to or serving as a basis for priority thereof, (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, corporate names, trade styles and other source or business identifiers, together with the goodwill associated with any of the foregoing, (c) all copyrights, copyrightable works, works of authorship and all other rights corresponding thereto, (d) all computer programs and other software, firmware and middleware, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof, together with input and output formats, (e) all trade secrets, know-how, industrial designs, business methods, technical and business data, improvements, processes, techniques, manuals, blueprints, plans, procedures, subscriber lists, distributor lists, supplier lists, confidential information and proprietary information and rights (whether or not patentable, reduced to practice or subject to copyright or trade secret protection), (f) all Internet domain names, (g) all other intellectual property and proprietary rights of any kind, nature or description, and (h) all issuances, registrations, applications, extensions and renewals of any of the foregoing

1.07 Third Party Support and Warranty. The Performing Party hereby passes through to the Receiving Party, and Receiving Party will have the benefit of, all rights the Performing Party obtains under representations, warranties, service agreements and indemnities given by its third party service providers in connection with any Services provided by the Performing Party pursuant to this Agreement to the extent permitted by the applicable third party service providers. To the extent that such representations, warranties, service agreements and indemnities are not capable of being passed through by the Performing Party, upon written request by the Receiving Party, the Performing Party will take commercially reasonable actions requested by the Receiving Party to enforce such warranties, representations, service agreements, and indemnities on behalf of the Receiving Party.

1.08 IP License. Each Party hereby grants, and shall cause its Affiliates to grant, to the other Party and its Affiliates a worldwide, non-exclusive, non-transferable (except as provided in Section 5.03), non-sublicensable (except to service providers in connection with the provision or receipt of the Services, as applicable), royalty-free license (or sublicense, as applicable) under (a) the Intellectual Property owned by such Party or its Affiliates, and (b) any Intellectual Property owned by any third party and licensed to such Party or any of its Affiliates (subject to the receipt of any required consents from such third parties), in each case, solely to the extent required or useful to provide, receive or use the Services, as applicable, during the Term.

1.09 IT Systems. Each Party shall (and shall cause its respective agents, subcontractors, employees or representatives to): (a) not attempt to obtain access to, use, copy or interfere with any information technology systems of the other Party, or any data owned, used or processed by the other Party (including any personally identifiable information collected or in the possession of the other Party), except to the extent required to do so to provide or receive the Services; (b) maintain at least industry standard security measures in accordance with their written policies to protect the systems of the other Party to which it has access pursuant to this Agreement from access by unauthorized third parties, and from any “back door”, “time bomb”, “Trojan Horse”, “worm”, “drop dead device”, “virus” or other computer software routine intended or designed to disrupt, disable, harm or otherwise impede in any manner the operation of such systems; (c) not permit access or use of information technology systems of the other Party by a third party (other than the Performing Personnel) except as otherwise authorized by such other Party; (d) not disable, damage or erase or disrupt or impair the normal operation of the information technology systems of the other Party and (e) comply with the reasonable written security policies and procedures of the other Party (as may be updated from time to time in the ordinary course of business) that are provided to such Party and that such other Party considers reasonably necessary to protect their information technology systems, in each case, to the extent such policies are generally applicable and do not preclude or materially adversely impact the availability of Services agreed to be provided hereunder. Each Party shall reasonably cooperate with the other Party to investigate any possible data breaches or other incidents and to provide reasonable access, as necessary, to its information technology systems to the other Parties’ personnel, experts or consultants as needed for the investigation of any such incidents.

1.10 Data Transfer Compliance. The Performing Party agrees to implement appropriate controls and security measures to protect the security of the Receiving Party’s data, and the Parties hereby incorporate the Global Data Transfer Agreement attached hereto as Schedule 3.

ARTICLE II

COMPENSATION

2.01 Fees, Invoices and Payments. In consideration of each Performing Party’s respective provision of the Services, on a calendar quarter basis (pro-rated for any partial quarter), each Performing Party shall invoice the Receiving Party for such Services and the Receiving Party shall pay (or cause to be paid) to the Performing Party an amount equal to (a) all reasonable and documented out-of-pocket costs and expenses not contemplated by the corresponding Schedule (which, for the avoidance of doubt, shall not include any mark-up, administrative costs or overhead expenses such as salaries, rent and other general or administrative overhead expenses or fee of any kind imposed by the Performing Party) to the extent incurred by the Performing Party (and its Affiliates) and paid to any third party on the Receiving Party’s behalf in connection with the provision of the Services (“Out-of-Pocket Costs”), including reasonable and documented third-party costs and expenses such as professional fees and insurance premiums (and which may also include an allocation consistent with past practice to the Receiving Party of a portion of such reasonable and documented third party costs and expenses, fees and premiums that the Performing Party incurs on behalf of its own business and of which a portion of such are incurred on behalf of (and/or allocated to) the Receiving Party and/or related to Services provided), provided that any Out-of-Pocket Costs during any calendar quarter in excess of $37,500, individually, must be approved in advance by the Receiving Party; and (b) the fees for the Services as set forth on the corresponding Schedule (i.e., Schedule 1 for LG-Provided Services and Schedule 2 for Starz-Provided Services) (for each Party, respectively, the “Services Fee” and together with the Out-of-Pocket Costs for the benefit of a Party, the “Fee”).

2.02 Payment Procedures. All invoices for a calendar quarter shall be delivered in arrears within thirty (30) days following the end of such calendar quarter, and all Fees due by each Receiving Party shall be payable within thirty (30) calendar days after the receipt of the invoice relating thereto. The Parties shall use commercially reasonable efforts to resolve any disputes as to amounts due on an invoice as soon as reasonably practical following the Receiving Party notifying the Performing Party of such dispute. All payments will be by wire payment in accordance with instructions from the Performing Party.

2.03 Taxes. Based on the originally contracting Parties and the Services contemplated by this Agreement, the Parties do not anticipate that any sales, use, excise, value-added, business, services, consumption, or other similar taxes (collectively, “Sales Taxes”) or withholding tax will be imposed with respect to the receipt of the Services provided or payment of the Fees hereunder. In the event that any Sales Tax or any withholding tax would be imposed in connection with the Services provided or payment of the Out-of-Pocket Costs and/or Fees hereunder, the Parties shall discuss whether any means are reasonably available to eliminate or reduce the amount of such tax and shall take any such steps that can reasonably be taken to eliminate or reduce the amount of such tax. Each Party (or their applicable Affiliates) shall provide to the other any sales tax exemption, treaty certification or other information reasonably requested by such other Party in connection herewith, or in connection with any tax information reporting requirements to which a Party may be subject. Except as may otherwise be specifically provided herein, in the event that the Parties jointly determine that Sales Taxes are properly imposed with respect to the receipt of the Services provided or payment of the Out-of-Pocket Costs and/or Fees hereunder, such Sales Taxes shall be collected by the Performing Party and be borne by the party on which the tax is imposed pursuant to applicable law, and shall not be deducted from, or an offset against, the Fees due under this Agreement. In the event that the Performing Party has the sole or primary liability to collect and remit the applicable Sales Taxes under applicable law, such Performing Party (i) shall be responsible for filing all tax returns and submitting all payments to any federal, state, local, or foreign tax authority arising from the payment of fees to such Performing Party under this Agreement, and (ii) agrees to do so in a timely manner. The Receiving Party (or its applicable subsidiary) shall not be responsible for any (a) employment taxes or property taxes of the Performing Party, (b) income taxes imposed on (or measured by) the net income or gross receipts of the Performing Party (or any Affiliate, agent or subcontractor of the Performing Party), or (c) capital taxes and franchise (or similar) taxes imposed on the Performing Party (or any Affiliate, agent or subcontractor of the Performing Party) in lieu of income taxes pursuant to the laws of the jurisdiction in which such person is organized or pursuant to the laws of a jurisdiction in which it maintains an office. If any payment made under this Agreement is subject to a withholding tax under applicable law, the Receiving Party (or its applicable subsidiary) shall (x) withhold and remit to the appropriate governmental authorities all such amounts, (y) comply with applicable laws and otherwise reasonably cooperate to obtain and furnish to the Performing Party on a timely basis official receipts or other government certificates in the Performing Party’s name evidencing all such amounts, and (z) reasonably cooperate with the Performing Party to enable the Performing Party to claim any allowable reduced tax rates. If applicable, the Receiving Party will report the Fees paid to the Performing Party under this Agreement by filing Form 1099-MISC or other appropriate form with the Internal Revenue Service as required by law.

2.04 Survival. The terms and conditions of this Article II will survive the expiration or earlier termination of this Agreement.

ARTICLE III

TERM

3.01 Term. This Agreement will commence on the Effective Date and will continue until the end of the Services provided hereunder (the “Term”). This Agreement is subject to termination prior to the end of the Term in accordance with Section 3.03.

3.02 Discontinuance of Services. At any time during the Term, on not less than 30 days’ prior written notice to the Performing Party, the Receiving Party may elect to discontinue obtaining any of the Services from the Performing Party either service-by-service or collectively; provided however, if it would reasonably take the Performing Party longer to wind down the provision of such Services to the Receiving Party (as reasonably determined by the Performing Party), then the notice period shall be such longer period. In such event, the Performing Party’s obligation to provide Services that have been discontinued pursuant to this Section 3.02, and the obligation of Receiving Party to compensate the Performing Party for such discontinued Service(s) (other than as described below), will cease as of the end of the applicable notice period (or such date as may be agreed by the Parties), and this Agreement will remain in effect for the remainder of the Term with respect to those Services that have not been so discontinued. To the extent the discontinued Services relate to only a portion of a line item set forth in Schedule 1 or Schedule 2, the Parties will promptly evaluate the Services Fee allocated to such line item for reasonableness following the discontinuance and will negotiate in good faith to reach agreement on any appropriate adjustment thereto. The Receiving Party will remain liable for any required payment or performance in respect of any discontinued Services accrued prior to (regardless of whether first invoiced prior to or after) the effective date of the termination of such Services under this Section 3.02. Prior to the termination of any Service pursuant to this Section 3.02, the Parties shall work together in good faith to ensure a smooth transition of Services to the Receiving Party and/or to the successor services provider selected by the Receiving Party.

3.03 Termination. This Agreement will be terminated prior to the expiration of the Term in the following events:

(a)

immediately by a Party upon written notice if the other Party defaults in the performance of any of its material obligations under this Agreement, and such default continues and has not been remedied for a period of 30 days after a Party has given written notice specifying such default and requiring it to be remedied;

(b)

immediately by a Party upon written notice if the other Party experiences a Bankruptcy Event. For purposes of this Agreement, a “Bankruptcy Event” will be deemed to have occurred with respect to a Party upon such Party’s insolvency, general assignment for the benefit of creditors, such Party’s voluntary commencement of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of such Party’s debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such Party or for all or any substantial part of such Party’s assets (each, a “Bankruptcy Proceeding”), or the involuntary filing against such Party of any Bankruptcy Proceeding that is not stayed within 60 days after such filing; or

(c)	such other date as agreed to in writing by the Parties.

3.04 Effect of Termination. Expiration or other termination of this Agreement shall not: (i) relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination; (ii) preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement prior to the effective date of such termination; or (iii) prejudice either Party’s right to obtain performance of any obligation that accrued hereunder prior to the effective date of such termination or that, by the terms of this Agreement, survives such termination.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)

It is a company validly existing and in good standing under the laws of the state of incorporation or formation. It has the power and the authority necessary for it to own, lease or otherwise hold its properties and assets and conduct its businesses as presently conducted, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on (i) the ability of such Party to perform its obligations under this Agreement; (ii) the enforceability of this Agreement; or (iii) the rights and remedies against such Party, if any, of the other Party hereto.

(b)

It has the full right, power, and authority to enter into this Agreement and to carry out the transactions contemplated hereby. No waiver or consent of any person is required in connection with the execution, delivery, and performance by such Party of this Agreement.

(c)

This Agreement, when executed and delivered by such Party, will constitute a valid and binding obligation of such Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) subject to Section 5.02 below, if and to the extent such enforcement is limited, restricted or prohibited by applicable law.

4.02 No Other Representation or Warranty. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PERFORMING PARTY MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE, AND THE PERFORMING PARTY HEREBY DISCLAIMS THE SAME.

4.03 Limitation on Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, OTHER THAN INDEMNIFICATION LIABILITY ARISING UNDER SECTION 4.04, AND OTHER THAN TO THE EXTENT THAT THE LIABILITY IS CAUSED BY THE OTHER PARTY’S WILLFUL MISCONDUCT OR FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE

DAMAGES, ANY LOST BUSINESS OR LOST PROFITS, OR ANY INTERRUPTION OF BUSINESS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY SERVICES, OR ANY CLAIM OR DAMAGES ARISING HEREUNDER.

4.04 Indemnification.

(a)

The Performing Party shall defend, indemnify, save and hold harmless the Receiving Party and its Affiliates and its and their respective directors, officers, members, employees, and successors and assigns from and against any and all liabilities, losses, claims, damages, assessments, fines, penalties, costs and expenses (including reasonable and documented outside attorneys’, accountants’, investigators’ and experts’ fees and expenses) arising from Third Party Claims (as defined below) (collectively, “Losses”) incurred or suffered by any of them resulting from or based upon or arising out of: (i) fraud, reckless or willful misconduct or negligence of the Performing Party or any Performing Personnel in rendering the Services hereunder, (ii) any material breach by the Performing Party or any Performing Personnel of its obligations or covenants contained in this Agreement, or (iii) any claim that any Services or materials provided by the Performing Party to the Receiving Party hereunder or any elements thereof infringe or misappropriate any Intellectual Property or other proprietary right of any other person or entity; provided, however, that the Performing Party’s indemnification obligations under this Section 4.04 shall not apply to the extent that the applicable Loss is subject to the Receiving Party’s indemnification obligations under this Section 4.04.

(b)

The Receiving Party shall defend, indemnify, save and hold harmless the Performing Party and its Affiliates and its and their respective directors, officers, members, employees, and successors and assigns and the Performing Personnel from and against any and all Losses incurred or suffered by any of them resulting from or based upon or arising out of: (i) any inaccuracy in any materials or information provided to the Performing Party or any Performing Personnel by or on behalf of the Receiving Party or its Affiliates in connection with this Agreement, (ii) any material breach by the Receiving Party of its obligations or covenants contained in this Agreement, or (iii) any claim that any materials provided by or on behalf of the Receiving Party or its Affiliates to the Performing Party or any Performing Personnel in connection with this Agreement or any elements thereof infringe or misappropriate any Intellectual Property or other proprietary right of any other person or entity.

4.05 Indemnification Procedures.

(a)

In connection with any indemnification provided for in Section 4.04, the Party seeking indemnification (the “Indemnitee”) will give the Party from which indemnification is sought (the “Indemnitor”) (i) prompt notice whenever it comes to the attention of the Indemnitee that the Indemnitee has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under Section 4.04 and, (ii) if and when known, the facts constituting the basis for such claim, in each case in reasonable detail. Without limiting the generality of the foregoing, in the case of any Action commenced by a third party for which indemnification is being sought (a “Third-Party Claim”), such notice will be given no later than ten business days following receipt by the Indemnitee of written notice of such Third-Party Claim. Failure by any Indemnitee to so notify the Indemnitor will not affect the rights of such Indemnitee hereunder except to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnitor with respect to such Third-Party Claim. The Indemnitee will deliver to the Indemnitor as promptly as practicable, and in any event within five business days after Indemnitee’s receipt, copies of all notices, court papers and other documents received by the Indemnitee relating to any Third-Party Claim. “Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other governmental authority or any arbitrator or arbitration panel.

(b)

After receipt of a notice pursuant to Section 4.05(a) with respect to any Third-Party Claim, the Indemnitor will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys to handle and defend such claim, at the Indemnitor’s cost, risk and expense, upon written notice to the Indemnitee of such election, which notice acknowledges the Indemnitor’s obligation to provide indemnification under this Agreement with respect to any Losses arising out of or relating to such Third-Party Claim. The Indemnitor will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that, after reasonable notice, the Indemnitor may settle a claim without the Indemnitee’s consent if such settlement (i) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitee, (ii) includes a complete release of the Indemnitee and (iii) does not seek any relief against the Indemnitee other than the payment of money damages to be borne by the Indemnitor. The Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnitee’s name of appropriate cross-claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by the Indemnitor and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof. If the Indemnitee has been advised by its counsel that there may be one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor (“Separate Legal Defenses”), or that there may be actual or potential differing or conflicting interests between the Indemnitor and the Indemnitee in the conduct of the defense of such Third-Party Claim, the Indemnitee will have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend such Third-Party Claim, provided, that, if such Third-Party Claim can be reasonably separated between those portion(s) for which Separate Legal Defenses are available (“Separable Claims”) and those for which no Separate Legal Defenses are available, the Indemnitee will instead have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend the Separable Claims, and the Indemnitor will not have the right to control the defense or investigation of such Third-Party Claim or such Separable Claims, as the case may be (and, in which latter case, the Indemnitor will have the right to control the defense or investigation of the remaining portion(s) of such Third-Party Claim). “Liability” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, and whether or not required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto (other than taxes).

(c)

If, after receipt of a notice pursuant to Section 4.05(a) with respect to any Third-Party Claim as to which indemnification is available hereunder, the Indemnitor does not undertake to defend the Indemnitee against such Third-Party Claim, whether by not giving the Indemnitee timely notice of its election to so defend or otherwise, the Indemnitee may, but will have no obligation to, assume its own defense, at the expense of the Indemnitor (including reasonable outside attorneys’ fees and costs), it being understood that the Indemnitee’s right to indemnification for such Third-Party Claim shall not be adversely affected by its assuming the defense of such Third-Party Claim. The Indemnitor will be bound by the result obtained with respect thereto by the Indemnitee; provided, that the Indemnitee may not settle any lawsuit or action with respect to which the Indemnitee is entitled to indemnification hereunder without the consent of the Indemnitor, which consent will not be unreasonably withheld, conditioned or delayed; provided further, that such consent shall not be required if (i) the Indemnitor had the right under this Section 4.05 to undertake control of the defense of such Third-Party Claim and, after notice, failed to do so within thirty (30) days of receipt of such notice (or such lesser period as may be required by court proceedings in the event of a litigated matter), or (ii) (x) the Indemnitor does not have the right to control the defense of the entirety of such Third-Party Claim pursuant to Section 4.05(b) or (y) the Indemnitor does not have the right to control the defense of any Separable

Claim pursuant to Section 4.05(b) (in which case such settlement may only apply to such Separable Claims), the Indemnitee provides reasonable notice to Indemnitor of the settlement, and such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitor, (B) does not seek any relief against the Indemnitor and (C) does not seek any relief against the Indemnitee for which the Indemnitor is responsible other than the payment of money damages.

(d)

The Indemnitor and the Indemnitee shall use commercially reasonable efforts to avoid production of confidential information, and to cause all communications among employees, counsel and others representing any party with respect to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privilege.

(e)

The Indemnitor shall pay all amounts payable pursuant to this Section 4.05 by wire transfer of immediately available funds, reasonably promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed backup documentation, for any Losses that are the subject of indemnification hereunder, unless the Indemnitor in good faith disputes the amount of such Losses or whether such Losses are covered by the Indemnitor’s indemnification obligation in which event the Indemnitor shall promptly so notify the Indemnitee. In any event, the Indemnitor shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Losses for which it is liable hereunder no later than thirty (30) days following any final determination of the amount of such Losses and the Indemnitor’s liability therefor or such earlier date (following such final determination) for which payment to the third party is due pursuant to such final determination. A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing or (ii) a court of competent jurisdiction shall have entered a final order or judgment for the underlying third-party claim that becomes non-appealable or, if later and to the extent that the Indemnitor has disputed whether Losses are covered by Indemnitor’s indemnification obligation hereunder, a final order or judgment finding that such Losses are covered by Indemnitor’s indemnification obligation hereunder.

(f)

If the indemnification provided for in this Section 4.05 shall, for any reason, be unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses for which it is entitled to indemnification hereunder, then the Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the Indemnitor on the one hand and the Indemnitee on the other hand with respect to the matter giving rise to such Losses.

(g)

To the fullest extent permitted by applicable law, the Indemnitor will indemnify the Indemnitee against any and all reasonable fees, costs and expenses (including outside attorneys’ fees), incurred in connection with asserting, preserving or enforcing his, her or its rights under this Article IV.

(h)

The remedies provided in this Section 4.05 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnitor, subject to Section 4.05(b).

(i)	The terms and conditions of this Section 4.05 will survive the expiration or termination of this Agreement.

ARTICLE V

MISCELLANEOUS

5.01 Notices. Except as otherwise specified in this Agreement, all notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by a generally recognized courier (including Federal Express or UPS) or messenger service that provides written acknowledgement of receipt by the addressee; or (c) by email with a verification of delivery and receipt (if receipt is not confirmed via return email, the effective date of notice is the date of the original email; provided that notice is provided by alternative means on the next day);, in each case, to the Party for whom it is intended at the address set forth below. Notices are deemed delivered when delivered in accordance with the terms in the preceding sentence. Except as provided in the following sentence, notices to each Party must be given at the address set forth below. The address of a Party to which notices or demands are to be given may be changed from time to time by that Party by notice served as provided above. Delivery of notice to the copied Parties below (if any) is not notice to any Party.

If to LG:

Lions Gate Entertainment Inc.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: General Counsel

If to Starz:

Starz Entertainment, LLC

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

5.02 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, to the extent permitted by applicable law, will remain in full force and effect; provided that the intent and purpose of the Parties are not frustrated thereby. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by applicable law, the Parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

5.03 Assignment. No Party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, that, subject to Section 1.04(d), the Performing Party may delegate its obligations under this Agreement to any Affiliate thereof or to a subcontractor so long as the Performing Party remains fully responsible for the performance of its obligations under this Agreement.

5.04 Successors and Assigns; No Third Party Beneficiaries. This Agreement is binding upon and will inure to the benefit of each Party and its successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.05 Amendment and Waiver. This Agreement may be amended only by an agreement in writing signed by the Parties. Any Party hereto may, only by an instrument in writing, waive compliance by any other Party hereto with any term or provision hereof on the part of such other Party hereto to be performed or complied with. Subject to any limitation period imposed by law, no failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment, or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any Party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. Except as expressly provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies of that they would otherwise have hereunder.

5.06 Governing Law; Waiver of Jury. Each of the Parties hereto hereby agrees this Agreement shall be governed by and shall be construed in accordance with the laws of the State of California, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.07 Dispute Resolution. The Parties agree that any and all disputes or controversies of any nature between them arising, regarding or relating to any aspect of this Agreement’s formation, meaning, performance or breach, or arising from or relating to, in any way, this Agreement, shall be determined in accordance with the mediation and arbitration rules of JAMS (or, with the agreement of the Parties, ADR Services) before a single neutral mediator (for the mediation) (“Mediator”) and a single neutral arbitrator (for the arbitration) with such proceedings to be conducted in Los Angeles, California. The Parties hereto shall endeavor first to resolve the controversy or claim through mediation administered by JAMS and conducted before a mutually agreeable Mediator before commencing any arbitration. All arbitration proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed, except as necessary to obtain court confirmation of the arbitration award. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrator shall be final and binding on the Parties. The Parties hereby waive any right to trial de novo or appeal, other than for the purpose of confirming the arbitration award. The terms of this provision shall supersede any inconsistent terms of any prior agreement between the Parties.

5.08 Equitable Relief. Each of the Parties hereto agrees that irreparable damage may occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or equity, and for such purpose, each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of Los Angeles, State of California. However, it is agreed that in no event shall either Party seek to enjoin or otherwise restrain the development, production, advertising, promotion, distribution, exhibition, or other exploitation of any motion picture or other content of the other Party or its Affiliates in connection with the exercise of remedies under this Agreement except to the extent such claim is based on a breach of Intellectual Property rights.

5.09 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts, including by DocuSign e-signature. All of such counterparts will constitute one and the same agreement (or other document) and will become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed and delivered by electronic means, including “.pdf” or “.tiff” files, and any electronic signature shall constitute an original for all purposes.

5.10 Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

5.11 Relationship. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between the Parties or any of their respective Affiliates, successors or assigns. The Parties understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted by this Agreement any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever except in the context of providing the Services. The Parties expressly acknowledge that the Performing Party is an independent contractor with respect to the Receiving Party with respect to this Agreement, including with respect to the provision of the Services.

5.12 Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement will be in writing and will constitute a part of this Agreement. This Agreement, together with such schedules and exhibits, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the Parties in connection therewith.

5.13 Further Assurances. Each Party will execute and deliver such further certificates, agreements and other documents and take such other actions as the other Party may reasonably request to evidence and reflect the provision or receipt of Services set forth herein, to ensure compliance with applicable laws and to carry into effect the intents and purposes of this Agreement.

5.14 Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the Parties.

5.15 Interpretation. For all purposes of this Agreement and the schedules delivered pursuant to this Agreement: (a) all references in this Agreement to designated “Sections”, “Articles” and other subdivisions are to the designated Sections, Articles, and other subdivisions of the body of this Agreement; (b) pronouns of either gender or neuter will include, as appropriate, the other pronoun forms; (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) “or” is not exclusive; (f) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively; and (g) “may not” is prohibitive and not permissive. This Agreement does not amend or supplant any other contract, nor shall it be used to interpret any other agreement between the Parties.

5.16 Confidentiality. Neither Party hereto shall issue any press release or statement with regard to the terms and provisions of this Agreement without the consent of the other Party, nor shall either Party disclose to any third party, any Information (as defined below), except: (a) to the extent necessary to comply with the law, a governmental entity or a valid court order of a court with competent jurisdiction, in which event the Party making such disclosure shall so notify the other Party as promptly as is practicable (if possible, prior to making such disclosure) and shall not oppose any efforts of the other Party to seek confidential treatment of such information; (b) to the extent necessary to comply with the disclosure requirements of the Securities and Exchange Commission or similar entities; (c) (i) to its employees, directors and officers, in their capacity as such, on a reasonable need-to-know basis, and (ii) to its respective parent, subsidiary or other Affiliates, and its or their investors, financiers, banks, auditors, attorneys, employees, directors and officers, in each case, on a reasonable need-to-know basis in connection with this Agreement (collectively, its “Permitted Recipients”) (provided, that the disclosing Party shall be liable in the event that any of its Permitted Recipients disclose any information that the disclosing Party would be prohibited from disclosing pursuant to this provision); (d) in order to enforce its rights pursuant to this Agreement; and (e) to a bona fide prospective or an actual buyer or financier as well as the Permitted Recipients thereof (provided, that any such buyer or financier first executes a written confidentiality agreement with the disclosing Party pursuant to which such buyer or financier agree(s) to be bound by the provisions of this Section 5.16 or a similar undertaking of confidentiality at least as restrictive as the provisions of this Section 5.16). “Information” means the terms of this Agreement and all information received from or on behalf of either of the Parties or any Performing Personnel relating to such Party or its business, as applicable, other than any such information that (a) is publicly available or publicly known other than through a breach of this Section 5.16, (b) was known to the applicable Party from a source other than the disclosing Party, as applicable, that is not subject to a confidentiality obligation, or (c) is independently developed after the Effective Date by or on behalf of the Party or any Performing Personnel, as applicable, without use or reference to the Information of the other Party. With respect to the Information of a Party hereto, the other Party shall use the same degree of care in safeguarding such Information as it uses to safeguard its own confidential Information and otherwise, in a commercially reasonable manner. Each Party acknowledges and agrees that in the event of a breach by it of any of the provisions of this Section 5.16, monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, the disclosing Party and/or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of proving actual damages. However, it is agreed that in no event shall either Party seek to enjoin or otherwise restrain the development, production, advertising, promotion, distribution, exhibition, or other exploitation of any motion picture or other content of the other Party or its Affiliates in connection with the exercise of remedies under this Agreement except to the extent such claim is based on a breach of Intellectual Property rights. For the avoidance of doubt, each Party shall be required to inform its members, managers, officers, employees, contractors and agents of the obligations hereunder and cause them to comply therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf by its duly authorized individual as of the date first written above.

LIONS GATE ENTERTAINMENT INC.

By	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

STARZ ENTERTAINMENT, LLC

By	/s/ Audrey Lee
Name: Audrey Lee
Title: Executive Vice President and General Counsel